Exhibit 10.4

LETTER AGREEMENT

Date: March 4, 2008

Beneficiary: Liquid Reserves Portfolio, a series of Master Portfolio Trust

Letter of Credit No. 63661032

           We refer to Letter of Credit no. 63661032 issued by Citibank, N.A. ("Issuer") in favor of you dated as of March 4, 2008 (the "Letter of Credit") for the account of Legg Mason, Inc., a Maryland corporation (the "Applicant") and related to the Securities (as defined below). Terms defined in the Letter of Credit or in the form of Drawing Certificate attached as Exhibit A thereto and not otherwise defined herein are used herein as therein defined. References herein to the Letter of Credit shall include any obligation or credit support substituted by Legg Mason that meets the requirements set forth in paragraph (d) of the form of Drawing Certificate attached as Exhibit A to the Letter of Credit.

           In consideration of the issuance of the Letter of Credit and our obligations in respect thereof, you hereby covenant and agree as follows:

    You shall immediately terminate the Letter of Credit in accordance with the terms thereof upon the occurrence of any of the following events prior to March 3, 2009:

      You have sold or otherwise disposed of all Securities, and either have not realized any loss therefrom or have made draws under the Letter of Credit as a result of such sale or disposition in an aggregate amount equal to all such losses;

      All Securities have been restructured, modified, refinanced, exchanged into or replaced by new debt rated at least "P-1" (or the then equivalent grade) by Moody's (as defined below) or "A-1" (or the then equivalent grade) by S&P (as defined below) that is eligible to be held by a money market fund under Rule 2a-7 of the Investment Company Act of 1940 (each such transaction, a "Transaction"), of which the aggregate principal amount, plus the amount of any cash consideration received by you in respect thereof and any amounts drawn under the Letter of Credit as a result of such transaction, is no less than the amortized cost of the Securities that were so restructured, modified, refinanced, exchanged or replaced on the date used in such Transaction to determine the amount of securities to be received in such Transaction;

      You have been repaid in full in respect of all Securities; or

      The Securities are rated "P-1" (or the then equivalent grade) or higher by Moody's or "A-1" (or the then equivalent grade) or higher by S&P.

    On or after the Termination Date, in the event that all of the Securities shall have been (a) sold or otherwise disposed of for cash, and/or shall have been repaid with or otherwise converted into cash or (b) restructured, modified, refinanced, exchanged into or replaced by new debt, and the sum of (i) the aggregate amount of all such cash proceeds and (ii) the aggregate principal amount of such new debt shall exceed the difference between (X) the amortized cost of the Securities so sold, disposed of, repaid, converted, restructured, modified, refinanced, exchanged or replaced less (Y) all amounts drawn under the Letter of Credit, thereupon you shall pay to the Applicant cash in the amount of such excess (i.e., the sum of clauses (i) and (ii) over the difference in clauses (X) and (Y) above); provided that such payment shall not exceed the aggregate amount drawn on the Letter of Credit. Notwithstanding the foregoing, in the event that the amount drawn on the Letter of Credit pursuant to Section 2(c) or Section 2(d) of Exhibit A thereto equals or exceeds the amortized cost of all Securities then outstanding and held by you, then the previous sentence of this Section 3 shall not apply and, on the date of such drawing on the Letter of Credit, you agree to transfer to the Applicant all such Securities in consideration of such drawing under the Letter of Credit in accordance with Rule 17a-9 under the Investment Company Act of 1940 (i.e., you must receive, including amounts drawn under the Letter of Credit, the greater of the amortized cost or the fair market value of such Securities).

    You agree that you will not make any drawing under the Letter of Credit unless before and after giving effect to such drawing, all the representations and warranties contained in Exhibit A to the Letter of Credit are true and correct. You further agree that, prior to your taking any action that would result in the occurrence and continuance of any of the events described in clause 2(a) or (b) of Exhibit A to the Letter of Credit, you will provide the Applicant no less than 1 business day's notice of your intention to take such action and will sell to Applicant, if Applicant elects to purchase, all Securities that are the subject of the intended action at a price equal to the greater of (i) the amortized cost of such Securities and (ii) the market value of such Securities. Provided that your Board of Trustees determines that it is in your interests to do so, you will also sell to the Applicant at any time within the 5 business days before March 3, 2009, if Applicant elects to purchase, all Securities that are outstanding and held by you at a price equal to the greater of (i) the amortized cost of such Securities and (ii) the market value of such Securities.

    Subject to the satisfaction of the conditions to drawing in the Letter of Credit and subject to the terms of this Letter Agreement, it is understood and agreed that you will exercise your rights under the Letter of Credit when you are entitled to do so.

    In the event that you have received any Replacement Securities in exchange for or as a replacement of the Original Securities, which Replacement Securities are not, or have not become, "Eligible Securities" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, you shall, on the business day immediately prior to March 3, 2009, sell or otherwise dispose of any such Replacement Securities that you have not previously sold or otherwise disposed of.

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           This letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter. Section headings used herein are for convenience of reference only, are not part of this letter and are not to affect the construction of, or to be taken into consideration in interpreting, this letter.

[signature page follows]

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Very truly yours,

LEGG MASON, INC.

By /s/ Peter L. Bain
Name: Peter L. Bain
Title: Senior Executive Vice President

ACKNOWLEDGED AND AGREED

LIQUID RESERVES PORTFOLIO,
a series of MASTER PORTFOLIO TRUST

By /s/ Frances Guggino
Name: Frances Guggino
Title: Treasurer and Chief Financial Officer